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                                                                   EXHIBIT 10.13

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT, dated as of February 1, 2002 (the "Agreement"), by and between EYETECH PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), and Glenn Sblendorio (the "Employee").

                                 R E C I T A L S

         WHEREAS, the Company desires to hire the Employee, and the Employee desires to become an employee of the Company;

         NOW, THEREFORE, in consideration of the premises and the agreements and provisions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Employee and the Company agree as follows:

         SECTION 1. Engagement of Employee; Title; Reporting Responsibilities.
(a) The Company hereby engages the Employee, and the Employee hereby agrees to serve, as and with the title "Chief Financial Officer," reporting directly to the Chief Executive Officer, who is, as of the date of this letter, David R Guyer (the "Supervisor"). The Employee will perform such duties as reasonably directed by the Supervisor, including, without limitation: (1) leading, managing and generally overseeing all aspects of the Company's financial function, including but not limited to accounting, financial strategy, audit and systems control, treasury (including commercial bank and investment bank relationships), budgeting, financial planning and analysis, SEC/ public company disclosure obligations, investor relations, IP and tech systems, and supervision of controller and other finance personnel and (2) such other duties as the Supervisor and the Company may reasonably assign (collectively, the "Duties").

                  (b) Employee hereby represents and warrants to the Company that no other party has exclusive rights to Employee's services in the areas described in Section 1 above and that Employee's performance of all the terms of this Agreement does not and will not (i) breach or conflict with any prior agreement or contract to which Employee is bound, (ii) compromise any right or trust relationship between Employee and a third party or (iii) create a conflict of interest for the Employee or the Company. Employee shall promptly disclose to the Company any circumstance or relationship with any third party that constitutes a conflict of interest or breach of this Agreement. Employee agrees that he will enter into the attached Non-Disclosure and Proprietary Information Agreement with the Company as a condition to the effectiveness of this Agreement.

         SECTION 2. Compensation. (a) SALARY: In consideration of the Employee's services to the Company, the Company will pay Employee a salary of $225,000 per year (the "Salary"). The Salary will be paid bi-weekly (i.e., in two installments per month) in accordance with the Company's payroll procedures. The Salary will be subject to and be paid net of all applicable withholding taxes and deductions.

                  (b) BONUS. Employee shall be eligible to receive an annual bonus, based on his performance and the Company's results, as determined in the sole discretion of the Company's Board of Directors and/or the Company's senior management upon recommendation of the

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Supervisor. The Bonus will be paid at such time and manner as is consistent with the Company's bonus policy for all other employees at a level comparable to that of the Employee. Unless this Agreement shall be terminated earlier in accordance with the termination provision herein, Employee shall be entitled to a bonus for his first full year of service in an amount equal to 20% of his Salary (the "Guaranteed Bonus"). Company will pay Employee the Guaranteed Bonus promptly following the completion of Employee's first full year of service.

                  (c) EQUITY. In addition to the Salary, Employee shall be granted options to acquire 200,000 shares of the Company's Common Stock at an exercise price of $1.36 per share, exercisable at any time over a ten year period commencing on the date of grant. The terms and conditions of the Options granted to Employee in connection with this Agreement shall otherwise be as set forth in the attached Notice of Stock Option Grant. The Company hereby agrees that, if prior to the one year anniversary of this Agreement, Employee is terminated Without Cause, Employee terminates this contract For Good Reason, or if this Agreement terminates as a result of Employee's death or disability, then the Company shall not exercise the Company's Right of Repurchase (as such term is defined in the Notice of Stock Option Grant and related Stock Option Agreement) with respect to that number of shares that is equal to the product of 4,166.66 multiplied by the number of months of service provided by Employee pursuant to this Agreement.

                  (d) BENEFITS; VACATION; PERSONAL DAYS. You shall be eligible to receive all benefits made available to other employees of the Company, including, without limitation, health care, disability and 401(k) savings plans (collectively, the "Benefits"). Please call the Company's director of Human Resources, Ms. Fran Chiagouris, at 212-582-8376, x. 132, for additional details about the Benefits for which you are eligible. Consistent with the Company's vacation policy, you shall also be entitled to take a total of 20 vacation days per year during the Term, which may be taken at any time upon prior approval of your Supervisor. In addition, you will be entitled to take 2 paid personal days per year during the Term, which personal days may be taken at any time.

         SECTION 3. Term and Termination - (a) Term. Employee's employment under this Agreement is at will. Both the Company and Employee retain the right to terminate this Agreement at any time, as provided below. Employee's retention under this Agreement shall commence on February 21, 2002 (the "Start Date").

                  (b) Termination Events - This Agreement may be terminated as follows:

                           (i) Death or Disability. This Agreement, and
         Employee's obligations under this Agreement, shall terminate immediately upon Employee's death or long-term disability. Long-term disability shall mean Employee's inability to perform substantially all of his duties hereunder for a consecutive period of 90 days.

                           (ii) Cause. The Company may terminate this Agreement, and shall have no further obligation hereunder, if Employee engages in gross negligence, willful misconduct or malfeasance ("Cause"), following written notice by Company to Employee of such Cause and a ten business day opportunity to cure.

                           (iii) Without Cause. The Company may terminate this Agreement at any time upon 30 day's notice to the Employee.

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                           (iv) For Good Reason. The Employee may terminate this
         Agreement at any time for Good Reason. The following shall constitute "Good Reason" for termination: material breach by the Company of any provision of this Agreement, including, without limitation, any material diminution in Employee's authority or responsibilities from those contemplated by Section 1 hereof, which breach continues for more than ten (10) business days following receipt by the Company of written notice from Employee setting forth in reasonable detail the nature of such breach.

                           (v) Without Good Reason. The Employee may also terminate his employment under this Agreement at any time by giving the Company 30 day's notice of such termination.

         SECTION 4. Expense Reimbursement. Employee shall be entitled to reimbursement for reasonable and necessary travel and other expenses (other than commuting expenses from the Employee's home to the Company's principal office in New York City) incurred by Employee in connection with his performance of the Duties; provided that such expenses (i) are incurred for or on behalf of the Company in the performance of the Employee's duties under this Agreement; and
(ii) are documented in compliance with the Company's expense reimbursement procedures so as to verify the amount, nature and date of such expenses. The Company will promptly reimburse Employee for such expenses upon receipt of the supporting documentation referred to above and in accordance with the Company's reimbursement policies and procedures.

         SECTION 5. Continuing Obligations after Termination. The Employee and the Company hereby acknowledge and agree that they shall become party to the Non-Disclosure and Proprietary Information Agreement, which is attached hereto as Exhibit A, which contains certain obligations that may survive termination of this Agreement, as provided therein. If the Company terminates Employee's employment for a reason other than Cause, or Employee terminates for Good Reason, the Company will continue to pay Employee his base salary at the time of termination for a period of six months following the date of termination; provided that a merger or other Change of Control (as defined below) of the Company does not constitute a "reason other than Cause" for purposes of this provision., A "Change in Control" shall mean any consolidation or merger in which the holders of the Company's voting securities prior to the consolidation or merger hold less than a majority of the voting securities of the surviving corporation, a transaction or series of related transactions that result in a single person or entity or a group of persons or entities acting in concert acquiring control of a majority of the Company's voting securities, or the sale or transfer of all or substantially all of the Company's assets.

         SECTION 6. Miscellaneous. (a) All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if; (i) if mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, five business days after the date of the mailing; (ii) if transmitted by hand delivery, upon delivery; (iii) if sent by next-day or overnight mail or delivery, on the next business day; or
(iv) if sent by fax or telecopy upon electronic confirmation of receipt; in each case addressed as follows:

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                  if to the Company:

                  EyeTech Pharmaceuticals, Inc.
                  666 Fifth Avenue, 35th Floor
                  New York, New York 10103
                  Phone: (212) 582-8376
                  Fax: (212) 582-2645
                  Attn: Chief Executive Officer

                  if to Employee:

                  14 Crocker Mansion Dr.
                  Mahwah, NJ 07430
                  Phone: (201) 934-5090
                  Fax: (201) 934-3273
                  Cell: (201) 264-1435

or, in each case, at such other address as may be specified in writing to the other parties hereto.

                  (b) No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing, and is signed by Employee and the Company. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof has been made by any party hereto which is not set forth expressly in this Agreement. This Agreement supersedes all prior agreements between the parties hereto with respect to the subject matter hereof.

                  (c) This Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of New York without giving effect to the conflict of laws rules thereof.

                  (d) (i) EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE COUNTY OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE SOUTHERN DISTRICT OF THE STATE OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT OF THIS AGREEMENT, OR IN RESPECT OF ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY TO THIS AGREEMENT HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER SUCH

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PARTY AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREES THAT THE
MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN THE NOTICES SECTION OF THIS AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

                  (ii) EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND REPRESENTATIONS IN THIS SECTION.

                  (e) This Agreement shall bind and inure to the benefit of and be enforceable by the Company and Employee and their respective successors and assigns; provided, however, neither the Company nor Employee may assign this Agreement without the prior written consent of the other party.

                  (f) This Agreement may be amended from time to time only by written agreement of the Company and the Employee. No terms or provisions of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced. No failure on the part of the Company or the Employee to exercise and no delay in exercising, any right, power or remedy under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this agreement are cumulative and not exclusive of any other remedies provided by law.

                  (g) Neither the Company nor Employee is the agent or representative of the other, and nothing in this Agreement shall be construed to make either the Company or Employee liable to any third party for services performed by such third party or for debts or claims accruing to such third party against either the Company or Employee. Nothing contained in this Agreement or the acts of the parties hereto shall be construed to create a partnership, agency or joint venture.

                  (h) No recourse under this Agreement shall be had against, and no personal liability shall attach to, any officer, director, affiliate or shareholder of the Company, as such, by the enforcement of any assessment of by any legal or equitable proceeding, by virtue of any statute or

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otherwise in respect of this Agreement, it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that any and all personal liability, either at common law or in equity or by statute or constitution, of every such officer, director, employee, affiliate or shareholder of the Company for breaches by any party to this Agreement of any obligations under this Agreement is hereby expressly waived by Employee as a condition of and in consideration for the execution and delivery of this Agreement by the Company.

                  (i) The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement which shall remain in full force and effect.

                  (j) This Agreement may be executed in counterparts, each of which shall be deemed to be an original but both of which shall together constitute one and the same instrument

                  (k) The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

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         IN WITNESS WHEREOF, the parties have executed this agreement as of the year and date first above written.

                                                  EYETECH PHARMACEUTICALS, INC.

                                                  By: /s/ DAVID R. GUYER
                                                      --------------------------
                                                  Name:  David R. Guyer
                                                  Title: Chief Executive Officer

                                                  EMPLOYEE:

                                                   /s/ GLENN SBLENDORIO
                                                  ------------------------------
                                                  Glenn Sblendorio

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